EXHIBIT 99.3

MAX RE CAPITAL ANNOUNCES DIRECTOR RESIGNATION

HAMILTON, Bermuda, April 29, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced the resignation of Mr. John L. Marion from its Board of Directors. Mr. Marion, President & Managing Director of Western General Insurance Ltd. has been a Director of the Company since November 2002.

Mr. Robert J. Cooney, Chairman, President & CEO stated “John has made a significant contribution to the Company, and his presence on our Board will be greatly missed.”

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & CFO

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm